Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Zhiwei Huang, the Chief Financial Officer of CHINA EXECUTIVE EDUCATION CORP. (the "Company"), do hereby certify that:

1. The Company’s Transition Report on Form 10-K for the for the transition period from April 30, 2009 to January 1, 2010 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, each of the undersigned has executed this statement this 14th day of April, 2010.

/s/ Zhiwei Huang
Zhiwei Huang
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to China Executive Education Corp. and will be retained by China Executive Education Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.